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                                                       DRAFT NO. 2; JUNE 2, 1998
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                        SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of report (Date of earliest event reported): May 22, 1998
                                                           ------------


                             OGLEBAY NORTON COMPANY
               (Exact Name of Registrant as Specified in Charter)



Delaware                                 0-663                       34-0158970
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(State or Other Jurisdiction          (Commission              (I.R.S. Employer
of Incorporation)                      File No.)            Identification No.)


1100 Superior Avenue - 20th Floor, Cleveland, Ohio                   44114-2598
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(Address of Principal Executive Offices)                            (Zip Code)


        Registrant's telephone number, including area code: 216-861-3300
                                                            -------------

                                       N/A
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         In accordance with the terms of a Pre-Acquisition Agreement dated April 15, 1998, between the Registrant and Global Stone Corporation ("Global Stone"), Oglebay Norton Acquisition Company Limited, an indirect wholly-owned subsidiary of the Registrant organized under the laws of Canada ("ONACL"), commenced a tender offer on April 24, 1998 to purchase all of the outstanding common shares of Global Stone (including common shares issuable upon exercise of stock options) and related rights held by its shareholders for Cdn. $7.80 cash per share. The Cdn. $7.80 per share price in ONACL's tender offer was determined through arms-length negotiations between Global Stone and the Registrant. At the close of business on May 15, 1998, the expiration date for the tender offer,
98.6 percent of the outstanding shares of Global Stone were tendered by the shareholders of Global Stone in response to ONACL's tender offer. The tendered shares were taken up and paid for by ONACL on May 22, 1998 ("Acquisition Date"). On the Acquisition Date, ONACL acquired the remaining Global Stone shares pursuant to the compulsory acquisition procedures contained in Section 206 of the Canada Business Corporations Act, and Global Stone thereby became a wholly-owned, subsidiary of the Registrant.

         The total amount of consideration paid for the stock of Global Stone on the Acquisition Date was $172,480,000, in cash. Funds for the consideration were obtained from two sources: a) $74,730,000 was borrowed under a new $215,000,000 revolving credit facility with KeyBank National Association; and, b)
$97,750,000 in net proceeds from a $100,000,000 private placement of senior subordinated indebtedness with CIBC Oppenheimer Corp.

         There are no material relationships between the shareholders of Global Stone and the Registrant or any of the Registrant's affiliates, any director or officer of the Registrant, or any associate of any such director or officer.

         Information related to Global Stone is included in a May 22, 1998 press release issued by the Registrant, filed herewith as Exhibit 99.1.


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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

                  (a) List of Financial Statements of Businesses Acquired. The Financial Statements will be filed by amendment not later than 60 days from the date this Report is filed with the Commission.
                  (b)   Pro Forma Financial Information. The Pro Forma
                        Financial Information will be filed by amendment not later than 60 days from the date of this Report is filed with the Commission.


                  (c)   Exhibits.

                          10.1    Pre-Acquisition            File herewith as
                                  Agreement entered          Exhibit 10.1
                                  into between
                                  Registrant and
                                  Global Stone, dated
                                  April 15, 1998

                          99.1    May 22, 1998 Press         Filed herewith as
                                  Release                    Exhibit 99.1




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 OGLEBAY NORTON COMPANY



Date:  June 5, 1998             By: /s/ David H. Kelsey
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                                       David H. Kelsey
                                       Vice President - Chief
                                               Financial Officer




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